Exhibit 1.1

500,000 PPS

SUNTRUST PREFERRED CAPITAL I

5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed by

SUNTRUST BANKS, INC.

Underwriting Agreement

October 18, 2006

Goldman, Sachs & Co.

SunTrust Capital Markets, Inc.

Lehman Brothers Inc.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004.

Ladies and Gentlemen:

SunTrust Preferred Capital I, a statutory trust created under the laws of the State of Delaware (the “Trust”), and SunTrust Banks, Inc., a Georgia corporation (the “Guarantor”), as depositor of the Trust and as Guarantor under the Guarantee referred to herein, propose, subject to the terms and conditions stated herein, to sell to you, the underwriters named in Schedule I (the “Underwriters”) 500,000 of the Trust’s 5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities, liquidation amount $1,000 per security, referred to in Schedule II (the “Normal PPS”). The proceeds of the sale of the Normal PPS and of the common securities of the Trust (the “Trust Common Securities”) to be sold by the Trust to the Guarantor are to be invested in $501,000,000 principal amount of the Guarantor’s Remarketable Junior Subordinated Notes due 2042 (the “Junior Subordinated Notes”), to be issued pursuant to the Junior Subordinated Indenture between the Guarantor and U.S. Bank National Association (the “Indenture Trustee,” and such Junior Subordinated Indenture, the “Base Indenture”), as amended and supplemented by a supplemental indenture between the Guarantor and the Indenture Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each to be entered into at or before the Closing Date. The Trust will contemporaneously enter into (i) a Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) with the Guarantor, pursuant to which the Trust will agree to purchase 5,010 Stock Purchase Contracts (each a “Stock Purchase Contract”), each having a stated amount of $100,000 and obligating the Trust to purchase from the Guarantor, and the Guarantor to sell to the Trust, subject to the terms hereof, one share of the Guarantor’s Perpetual Preferred Stock, Series B, $100,000 liquidation preference per share (the “Preferred Stock”), on the Stock Purchase Date provided for (and as defined in) the Stock Purchase Contract Agreement, and (ii) a Collateral Agreement (the “Collateral Agreement”) with The Bank of New York Trust Company, N.A., as collateral agent (the “Collateral Agent”), under which the Trust will initially pledge the Junior Subordinated Notes to secure its obligation to purchase Preferred Stock under the Stock Purchase Contracts.

Capitalized terms used herein and not otherwise defined but that are defined in the Pricing Prospectus (as defined in Section 1(A)(a)), have the meanings specified in the Pricing Prospectus.

1. Representations and Warranties. (A) Each of the Guarantor and the Trust jointly and severally represents and warrants to, and agrees with, each Underwriter as follows (except that the representation, warranty and agreement in paragraph (d) of this Section 1(A) is given only by the Guarantor and not by the Trust):

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-137101) in respect of the Normal PPS and related securities (including the Capital PPS, the Stripped PPS, the Junior Subordinated Notes, the Guarantee, the Stock Purchase Contracts and the Preferred Stock (collectively, the “Related Securities”)) has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor or the Trust (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Normal PPS filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Trustee’s Statement of Eligibility on Form T-1 (each a “Form T-1”), and including any prospectus supplement relating to the Normal PPS that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Normal PPS filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Normal PPS filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Normal PPS is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 4 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(A)(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representatives expressly for use therein.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b).

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representatives expressly for use therein.

(f) The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and at the Closing Date will have the power and authority (trust and other) to own its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to execute and deliver and perform its obligations under the Other Trust Transaction Agreements (as defined in paragraph (A)(g) of this Section 1).

(g) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Amended and Restated Declaration of Trust in substantially the form previously provided to you and to be entered into at or before the Closing Date among the Guarantor, as Sponsor, U.S. Bank National Association, as Property Trustee, U.S. Bank Trust National Association, as Delaware Trustee, and the individuals named therein, as Administrative Trustees (collectively, the “Trustees,” and such Amended and Restated Declaration of Trust, the “Declaration of Trust”) and described in the Pricing Prospectus and the Prospectus; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement, the Declaration of Trust and the other Transaction Agreements (as defined in the Declaration of Trust) (such other Transaction Agreements include the Stock Purchase Contract Agreement and the Collateral Agreement and collectively, are referred to as the “Other Trust Transaction Agreements”); and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Other Trust Transaction Agreements and described in the Pricing Prospectus and the Prospectus.

(h) At the Closing Date, the Normal PPS will have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Declaration of Trust, and the Normal PPS will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(i) At the Closing Date, the Capital PPS and the Stripped PPS will have been duly authorized and, if issued and delivered in accordance with the Declaration of Trust, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Declaration of Trust, and the Capital PPS and the Stripped PPS when issued will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(j) At the Closing Date, the Trust Common Securities will have been duly authorized and will have been duly and validly issued and will be fully paid and non-assessable (subject to the qualifications described in the proviso to Section 6(d)(vi)) beneficial interests in the Trust entitled to the benefits of the Declaration of Trust and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at the Closing Date, all of the issued and outstanding Trust Common Securities will be directly owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims; and the Trust Common Securities and the PPS are the only beneficial interests in the Trust authorized to be issued by the Trust.

(k) The holders of the Normal PPS, and if and when issued the Capital PPS and Stripped PPS, will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(l) At the Closing Date, each Other Trust Transaction Agreement (collectively with this Agreement, the “Trust Transaction Agreements”) will have been duly authorized, executed and delivered by the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Trust Transaction Agreements will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(m) This Agreement has been duly authorized, executed and delivered by the Trust.

(n) The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Guarantor a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”) in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter carried in or to the Junior Subordinated Notes (other than the Junior Subordinated Notes excluded from the definition of “Collateral” in the Collateral Agreement) or treasury securities included in the collateral account established pursuant to the Collateral Agreement (the “Pledged Securities Entitlements”); and the provisions of the Collateral Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral

Agent for the benefit of the Guarantor in the Pledged Security Entitlements. “Federal Book-Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

(o) At the Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement, the PPS, the Trust Common Securities and the Other Trust Transaction Agreements and to perform its obligations hereunder and thereunder; the issuance by the Trust of the Normal PPS and the Trust Common Securities, the Exchanges (as defined in the Declaration of Trust) and the related issuances of Capital PPS and Stripped PPS in accordance with the Declaration of Trust, the purchase by the Trust of the Junior Subordinated Notes, the purchase by the Trust of shares of Preferred Stock pursuant to the Stock Purchase Contract Agreement, and, the execution and delivery by the Trust of the Trust Transaction Agreements and the performance by it of its obligations thereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries or the Trust is a party or by which the Guarantor or any of its subsidiaries or the Trust is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries or the Trust is subject, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) or a material adverse effect on the consummation of the transactions contemplated hereby; (ii) result in any violation of the provisions of the Declaration of Trust, the Restated Articles of Incorporation, as amended, or By-laws of the Guarantor or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or the Trust or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the issue and sale of the Normal PPS and the Trust Common Securities by the Trust, the Exchanges and the related issuances of Capital PPS and Stripped PPS in accordance with the terms of the Declaration of Trust, the purchase by the Trust of the Junior Subordinated Notes, the purchase by the Trust of shares of Preferred Stock pursuant to the Stock Purchase Contract Agreement or the execution, delivery or performance by the Trust of any of the Other Transaction Agreements or the consummation by the Trust of the transactions contemplated thereby, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Normal PPS by the Underwriters.

(p) The Trust is not and, after giving effect to the offering and sale of the Normal PPS will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(B) The Guarantor represents and warrants to, and agrees with, each Underwriter that:

(a) Neither the Guarantor nor any of its “significant subsidiaries” (as such term is used in Rule 1-02(w) of Regulation S-X under the Securities Act; each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Guarantor or any of its Significant Subsidiaries (other than (i) repurchases of common stock of the Guarantor pursuant to the Guarantor’s Accelerated Share Repurchase program in an amount up to the gross proceeds of this offering and the September 2006 public offering of the Guarantor’s preferred stock, (ii) other repurchases of common stock of the Guarantor in an aggregate amount that is less than 1% of the number of outstanding shares of common stock on the date hereof, and (iii) issuances or other transfers of capital stock in the ordinary course of business pursuant to the Guarantor’s employee benefit plans), any increase in the long-term debt of the Guarantor and its subsidiaries, or any material adverse change, or any development (other than the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 158) involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; SunTrust Bank is a Significant Subsidiary, and no other subsidiary of the Guarantor is a Significant Subsidiary.

(b) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failures to be so qualified or in good standing that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”); and each Significant Subsidiary of the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(c) The Guarantor has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

(d) Each of the Administrative Trustees is an employee of or affiliated with the Guarantor and, at the Closing Date, the Declaration of Trust will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) The Junior Subordinated Notes have been duly authorized, and, when issued, delivered and paid for at the Closing Date as contemplated by the Pricing Prospectus, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at the Closing Date, the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Junior Subordinated Notes and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(f) The shares of Preferred Stock to be issued by the Guarantor to the Trust under the Stock Purchase Contracts on the Stock Purchase Date have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Stock Purchase Contract Agreement and as provided in the Guarantor’s Restated Articles of Incorporation, as amended, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(g) Each of the Declaration of Trust, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement (collectively, the “Other Guarantor Transaction Agreements” and, together with this Agreement, the Indenture and the Junior Subordinated Notes, the “Guarantor Transaction Agreements”) has been duly authorized by the Guarantor and, when executed and delivered at the Closing Date, will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and officers of the Guarantor have been authorized to prepare and execute a Remarketing Agreement on behalf of the Company and the Trust.

(h) This Agreement has been duly authorized, executed and delivered by the Guarantor.

(i) The Guarantor has all power and authority (corporate and other) necessary to execute and deliver (1) the Remarketing Agreement and, (2) on the Stock Purchase Date, certificates representing the Preferred Stock to be then issued, and to perform its obligations under the Guarantor Transaction Agreements, the Remarketing Agreement and the Preferred Stock; the execution, delivery and performance of the Guarantor Transaction Agreements, the Remarketing Agreement and the terms of the Preferred Stock as established in the Guarantor’s certificate of incorporation, as amended, once issued, by the Guarantor and compliance with the provisions thereof and the consummation of the transactions herein and therein contemplated by the Guarantor will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated hereby; (ii) result in any violation of the provisions of the Declaration of Trust, the Restated Articles of Incorporation, as amended, or By-laws of the Guarantor or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Guarantor of the Guarantor Transaction Agreements or the Remarketing Agreement or issuance of the Preferred Stock in accordance with the Stock Purchase Contract Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Normal PPS by the Underwriters.

(j) Neither the Guarantor nor any of its Significant Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(k) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the PPS,” “Description of the Stock Purchase Contracts,” “Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship among the PPS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee” and “Description of the Preferred Stock”, insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences” and “ERISA Considerations”, insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.

(l) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Trust or the Guarantor or any of the subsidiaries of the Guarantor is a party or of which any property of the Trust or the Guarantor or any of the subsidiaries of the Guarantor is the subject which is reasonably likely to be adversely determined against the Trust or the Guarantor or any of the subsidiaries of the Guarantor and, if determined adversely to the Trust or the Guarantor or any of the subsidiaries of the Guarantor, would individually or in the aggregate have a Material Adverse Effect; and, to the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) The Guarantor is not and, after giving effect to the offering and sale of the Normal PPS and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act.

(n) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Normal PPS in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”); and (B) at the earliest time after the filing of the Registration Statement that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Normal PPS, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act.

(o) Each of the Guarantor and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess or obtain the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Guarantor and its subsidiaries, and have audited the Guarantor’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(q) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting. Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting, except such changes as, individually or in the aggregate, would not reasonably be expect to have a Material Adverse Effect.

(r) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(s) To the Guarantor’s knowledge, the operations of the Guarantor and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States (collectively, the “Money Laundering Laws”), except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) None of the Guarantor, any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee of the Guarantor or any of its affiliates or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Guarantor will not directly or indirectly use the proceeds of the offering of the Normal PPS and Related Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Guarantor and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule II, the number of Normal PPS set forth opposite such Underwriter’s name in Schedule I.

As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Normal PPS will be used by the Trust to purchase the Junior Subordinated Notes, the Guarantor on the Closing Date will pay by wire transfer of immediately available funds to Goldman, Sachs & Co., for the accounts of the several Underwriters, the amount per Normal PPS set forth in Schedule II in respect of the Normal PPS to be delivered by the Trust hereunder on the Closing Date.

3. Delivery and Payment. Delivery of and payment for the Normal PPS shall be made at the office, on the date and at the time specified in Schedule II (such time and date are herein called the “Time of Delivery”), which date and time may be postponed by agreement between the Underwriters, the Trust and the Guarantor (such date and time of delivery of and payment for the Normal PPS being herein called the “Closing Date”). The Normal PPS to be purchased by each Underwriter hereunder will be represented by one or more global certificates representing Normal PPS that will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Normal PPS shall be made by causing DTC to credit the Normal PPS to the account of Goldman, Sachs & Co. at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through Goldman, Sachs & Co. of the purchase price thereof to or upon the order of the Trust in the manner and type of funds specified in Schedule II.

The Trust and the Guarantor agree to have the certificates representing the Normal PPS available for checking in New York, New York at the Closing Location specified in Schedule II, on the business day prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Normal PPS for sale as set forth in the Pricing Disclosure Package and the Prospectus.

5. Agreements. (A) General. The Trust and the Guarantor jointly and severally agree with the several Underwriters as follows (except that the agreements in paragraphs (e), (i) and (j) of this Section 5(A) are made only by the Guarantor and not by the Trust):

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Normal PPS and Related Securities, in a form set forth in Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Trust or the Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor and (to the extent not exempt under Rule 12h-5 under the Exchange Act) the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Normal PPS; to advise you, promptly after either the Trust or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Normal PPS, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Normal PPS or any of the Related Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Normal PPS or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Guarantor’s own expense, as may be necessary to permit offers and sales of the Normal PPS by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Normal PPS and the Related Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Normal PPS and the Related Securities, provided that in connection therewith the Guarantor shall not be required to qualify as a foreign corporation where it is not now so qualified or to file a general consent to service of process in any jurisdiction where it is not now so subject.

(d) Prior to noon, New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Normal PPS or Related Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Normal PPS or Related Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(e) To make generally available to its securityholders and to the Underwriters as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) of the Guarantor and its subsidiaries, complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Guarantor, Rule 158).

(f) During the period beginning from the date hereof, and continuing to and including the date 30 days after the date hereof or such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any Normal PPS, any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), any similar security issued by another trust or other limited purpose vehicle, or any preferred stock of the Guarantor, as the case may be, that are substantially similar to the Normal PPS or any of the Related Securities or any securities that are convertible into or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of either the Trust, a similar trust or the Guarantor, without your prior written consent.

(g) To pay the required Commission filing fees relating to the Normal PPS and Related Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(h) To use their best efforts to list, subject to notice of issuance, the Normal PPS on the New York Stock Exchange.

(i) The Guarantor will issue the Guarantee concurrently with the issue and sale of the Normal PPS as contemplated herein.

(j) The Guarantor covenants and agrees with the several Underwriters that it will pay all expenses incident to the performance of each of its and the Trust’s obligations under this Agreement, and will pay or cause to be paid the following: (i) the fees, disbursements and expenses of its counsel and accountants in connection with the registration of the Normal PPS and Related Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Normal PPS and Related Securities; (iii) all expenses in connection with the qualification of the Normal PPS and Related Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (provided, however, that the aggregate fees and disbursements of counsel in connection with this subsection (iii) and subsection (v) below shall not exceed $30,000 without the prior written consent of the Guarantor, which consent will not be unreasonably withheld); (iv) the fees charged by securities rating services for rating the Normal PPS; (v) filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Normal PPS and Related Securities; (vi) all fees and expenses in connection with the listing of the Normal PPS; (vii) the cost of preparing the Normal PPS and Related Securities; (viii) the costs and charges of any transfer agent or registrar or dividend distributing agent; and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this paragraph. It is understood, however, that, except as provided in this paragraph, and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Normal PPS by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

(B) Free Writing Prospectuses.

(a) (i) Each of the Guarantor and the Trust represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Normal PPS or the Related Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Guarantor and the Representatives, other than one or more term sheets relating to the Normal PPS and the Related Securities containing customary information and conveyed to purchasers of Normal PPS, it has not made and will not make any offer relating to the Normal PPS that would constitute a free writing prospectus; and

(iii) Any such free writing prospectus the use of which requires consent under clauses (i) and (ii) above and has been consented to by the Guarantor and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof) is listed on Schedule II(a).

(b) Each of the Guarantor and the Trust has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Normal PPS shall be subject to the accuracy of the representations and warranties on the part of each of the Guarantor and the Trust contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Guarantor and the Trust made in any certificates pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(A)(a) hereof; the final term sheet contemplated by Section 5(A)(a) hereof, and any other material required to be filed by the Guarantor or the Trust pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) King & Spalding LLP, counsel for the Guarantor, shall have furnished to the Underwriters an opinion, dated the Closing Date, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by the Guarantor and the Trust;

(ii) Each of the Declaration of Trust, the Indenture, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement has been duly and validly authorized, executed and delivered by the Guarantor and constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity; and each of the Declaration of Trust, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act;

(iii) The issuance, execution and delivery of the Junior Subordinated Notes have been duly and validly authorized by the Guarantor and, when authenticated by the Issuer Trustee, executed, issued and delivered in the manner provided in the Indenture will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity;

(iv) The Guarantee has been duly and validly authorized by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity;

(v) The issuance by the Guarantor of Preferred Stock pursuant to the Stock Purchase Contract Agreement and the Guarantor’s certificate of incorporation, as amended, has been duly authorized and, when certificates evidencing the shares of Preferred Stock have been executed by the Guarantor and authenticated by the Guarantor’s transfer agent in the manner provided in the Stock Purchase Contract Agreement and delivered on the Stock Purchase Date, such shares will be validly issued, fully paid and non-assessable;

(vi) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the PPS,” “Description of the Stock Purchase Contracts,” “Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship among PPS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee” and “Description of the Preferred Stock,” insofar as these statements purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects;

(vii) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Certain U.S. Federal Income Tax Consequences” and “ERISA Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal income tax law and the U.S. Employee Retirement Income Security Act of 1974 and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects; and

(viii) The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Guarantor a valid security interest under the UCC in all Pledged Securities Entitlements in which a security interest may be created under Article 9 of the UCC (the “Article 9 Security Interest”); and the provisions of the Collateral Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the Article 9 Security Interest in the Collateral Agent for the benefit of the Guarantor in the Pledged Security Entitlements.

(c) The Guarantor shall have furnished to the Underwriters an opinion, dated the Closing Date, of Raymond D. Fortin, General Counsel of the Guarantor, to the effect that:

(i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) The Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) The Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(iv) SunTrust Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia; and except as set forth in the Prospectus, all of the issued shares of capital stock of SunTrust Bank are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(v) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries or the Trust is a party or of which any property of the Guarantor or any of its subsidiaries or the Trust is the subject which is reasonably likely to be adversely determined against the Guarantor or any of its subsidiaries or the Trust and, if determined adversely to the Guarantor or any of its subsidiaries or the Trust, would individually or in the aggregate have a material adverse effect on the current or future general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole or of the Trust; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) The execution and delivery of this Agreement, the Declaration of Trust, the Indenture, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement, the issuance and sale of the Junior Subordinated Notes, the Guarantee, the Normal PPS and the Trust Common Securities and the consummation of the transactions and performance of the obligations herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Guarantor, the Trust or SunTrust Bank is a party or by which the Guarantor, the Trust or SunTrust Bank is bound or to which any of the property or assets of the Guarantor, the Trust or SunTrust Bank is subject, nor will such actions result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or By-laws of the Company or the organizational documents of the Trust or SunTrust Bank or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Guarantor, the Trust or SunTrust Bank or any of their properties;

(vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Normal PPS, the Junior Subordinated Notes or the Guarantee or the consummation by the Company and the Trust of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Normal PPS by the Underwriters;

(viii) Neither the Trust nor the Guarantor is and, after giving effect to the offering and sale of the Normal PPS and the application of the proceeds thereof, neither will be an “investment company”, as such term is defined in the Investment Company Act;

(ix) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein and the Form T-1 Statements of Eligibility and Qualification filed as exhibits to the Registration Statement, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

(x) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

In addition, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, such counsel shall confirm that he has no reason to believe that:

(i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(ii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iv) any amendment to the Registration Statement is required to be filed or that there are any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

except that, with respect to clauses (i), (ii), (iii) and (iv) above, such counsel need not express a belief with respect to the financial statements and related schedules and other financial information contained therein, and with respect to clause (i) above, such counsel need not express a belief with respect to the Statement of Eligibility on Form T-1.

(d) Richards, Layton & Finger, P.A., special Delaware counsel to the Guarantor and the Trust, shall have furnished to the Underwriters an opinion, dated the Closing Date, to the effect that:

(i) The Trust has been duly created and is validly existing and in good standing under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Prospectus;

(iii) The provisions of the Declaration of Trust, including the terms of the PPS, are permitted under the Delaware Statutory Trust Act and the Declaration of Trust constitutes a valid and binding obligation of the Guarantor and the Trustees, enforceable against the Guarantor and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of Trust of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(iv) Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to (x) execute and deliver this Agreement and the Other Trust Transaction Agreement and to perform its obligations under this Agreement and the Other Trust Transaction Agreements, and (y) issue and perform its obligations under the PPS and the Trust Common Securities;

(v) Under the Delaware Statutory Trust Act and the Declaration of Trust, (A) the execution and delivery by the Trust of this Agreement and the Other Trust Transaction Agreement and the performance by the Trust of its obligations hereunder and thereunder have been duly authorized by all necessary trust action on the part of the Trust; and (B) the Guarantor is authorized to execute and deliver this Agreement on behalf of the Trust

(vi) Under the Delaware Statutory Trust Act, the form of certificates attached to the Declaration of Trust to represent the Normal PPS, Stripped PPS and Capital PPS are appropriate forms of certificates to evidence ownership of the Normal PPS, the Stripped PPS and the Capital PPS, respectively. The Normal PPS have been duly authorized by the Declaration of Trust and, when delivered to and paid for by the Underwriters, in accordance with this Agreement, will be validly issued and fully paid and nonassessable beneficial interests in the Trust. The holders of the Normal PPS, the Stripped PPS and the Capital PPS are entitled to the benefits provided by the Declaration of Trust (subject to the terms of the Declaration of Trust); the Capital PPS and the Stripped PPS, when issued upon an Exchange in accordance with the terms of the Declaration of Trust, will have been duly and validly issued and, will be fully paid and non-assessable beneficial interests in the Trust; and the holders of PPS, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the holders of PPS and of the Trust Common Securities may be obligated, pursuant to the Declaration of Trust, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of PPS certificates and the issuance of replacement of PPS certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration of Trust) to exercise its rights and remedies under the Declaration of Trust;

(vii) The Trust Common Securities have been duly authorized by the Declaration of Trust and when issued and delivered by the Trust to the Guarantor against payment therefor described in the Declaration of Trust, will be validly issued and fully paid (subject to the qualifications described in the proviso to clause (vi) next above) beneficial interests in the Trust. The Guarantor, as holder of the Trust Common Securities, will be entitled to the benefits of the Declaration of Trust;

(viii) Under the Delaware Statutory Trust Act and the Declaration of Trust, the issuance of the PPS and the Trust Common Securities is not subject to preemptive rights;

(ix) The issuance and sale by the Trust of PPS and the Trust Common Securities, the execution, delivery and performance by the Trust of this Agreement and the Other Trust Transaction Agreements, the consummation by the Trust of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (A) any of the provisions of the Certificate of Trust of the Trust or the Declaration of Trust, or (B) any applicable Delaware law or administrative regulation;

(x) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the PPS and the Trust Common Securities or the execution, delivery and performance by the Trust of this Agreement or the Other Trust Transaction Agreements. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware; and

(xi) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of PPS (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

(e) The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require. Sullivan & Cromwell LLP may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee, the Property Trustee or the Collateral Agent, upon the certificate or certificates of such entities, (ii) as to matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A. delivered pursuant to Section 6(d), and (iii) as to matters governed by Georgia Law, upon the opinion of King & Spalding LLP delivered pursuant to Section 6(b).

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 A.M., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex I(b) hereto).

(g) Neither the Guarantor nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Normal PPS on the terms and in the manner contemplated in the Prospectus.

(h) The Guarantor shall have complied with the provisions of the first sentence of Section 5(A)(d) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement.

(i) On or after the Applicable Time, the Normal PPS shall have been accorded a rating of not less than “A” by Standard & Poor’s Ratings Service, not less than “A1” by Moody’s Investors Service, Inc. and not less than “A” by Fitch Ratings.

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Guarantor’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s debt securities or preferred stock.

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Georgia authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Normal PPS on the terms and in the manner contemplated in the Prospectus.

(l) The Normal PPS being delivered at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE, or application thereto for such listing shall have been made.

(m) The Company and the Trust shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and trustees of the Trust satisfactory to you as to the accuracy of the representations and warranties of the Company and the Trust herein at and as of such time, as to the performance by the Company and the Trust of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

7. Indemnification and Contribution.

(a) The Guarantor and the Trust will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Guarantor nor the Trust shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless each of the Guarantor and the Trust against any losses, claims, damages or liabilities to which the Guarantor or the Trust may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by such Underwriter through the Representatives expressly for use therein; and will reimburse the Guarantor or the Trust for any legal or other expenses reasonably incurred by the Guarantor or the Trust, as appropriate, in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Trust on the one hand and the Underwriters on the other from the offering of the Normal PPS. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Guarantor or the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Guarantor or the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Guarantor or the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor or the Trust on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Guarantor and the Trust on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Normal PPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Guarantor or the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Guarantor and the Trust and to each person, if any, who controls the Company within the meaning of the Act.

8. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Normal PPS which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Normal PPS on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Normal PPS, then the Guarantor shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Normal PPS on such terms. In the event that, within the respective prescribed periods, you notify the Guarantor that you have so arranged for the purchase of such Normal PPS, or the Guarantor notifies you that it has so arranged for the purchase of such Normal PPS, you or the Guarantor shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Normal PPS.

(b) If, after giving effect to any arrangements for the purchase of the Normal PPS of a defaulting Underwriter or Underwriters by you and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Normal PPS which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Normal PPS, then the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Normal PPS which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Normal PPS which such Underwriter agreed to purchase hereunder) of the Normal PPS of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Normal PPS of a defaulting Underwriter or Underwriters by you and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of Normal PPS which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Normal PPS, or if the Guarantor shall not exercise the right described in paragraph (b) above to require non-defaulting Underwriters to purchase Normal PPS of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Guarantor, except for the indemnity and contribution agreements in Section 7; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Expenses on Termination. If for any reason the Normal PPS are not delivered by or on behalf of the Guarantor as provided herein other than because of a termination of this Agreement pursuant to Section 8, the Guarantor will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Normal PPS but the Guarantor shall then be under no further liability to any Underwriter except as provided in Section 5A(j) and Section 7. If this Agreement shall be terminated pursuant to Section 8 hereof, the Guarantor and the Trust shall not then be under any liability to any Underwriter with respect to the Normal PPS, except as provided in Sections 5A(j) and 7 hereof.

10. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the

Guarantor or its officers, of the Trust and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Guarantor or the Trust or any of the controlling persons referred to in Section 7(e) hereof, and will survive delivery of and payment for the Normal PPS. The provisions of Sections 5(A)(j) and 7 hereof shall survive the termination or cancellation of this Agreement.

12. Arm’s-Length Terms. The Trust and the Guarantor acknowledge and agree that (i) the purchase and sale of the Normal PPS pursuant to this Agreement is an arm’s-length commercial transaction between the Trust and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent, fiduciary or advisor of the Trust or the Guarantor (and each of the Trust and the Guarantor agrees that it will not claim that the Underwriters owe, or any of them owes, a fiduciary or similar duty to the Guarantor or the Trust in connection therewith), and (iii) the Trust and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate.

13. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to the address of Goldman, Sachs & Co., as set forth in Schedule II hereto; and if to the Guarantor or the Trust shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Guarantor by the Underwriters upon request.

18. Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Guarantor and the Trust are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Guarantor and the Trust relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

19. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly will be binding upon all the Underwriters. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman Sachs & Co. on behalf of the Representatives.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Guarantor and the several Underwriters.

Very truly yours,

SUNTRUST PREFERRED CAPITAL I

By:	SUNTRUST BANKS, INC., as Sponsor

By:	/s/ Jerome T. Lienhard II
Name:	Jerome T. Lienhard II
Title:	Senior Vice President and Treasurer

SUNTRUST BANKS, INC.

By:	/s/ Jerome T. Lienhard II
Name:	Jerome T. Lienhard II
Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SUNTRUST CAPITAL MARKETS, INC.

By:	/s/ John Gregg
Name:	John Gregg
Title:	Managing Director

LEHMAN BROTHERS INC.

By:	/s/ Martin Goldberg
Name:	Martin Goldberg
Title:	Senior Vice President

On behalf of each of the Underwriters

SCHEDULE I

Underwriters	Number of Normal PPS to be Purchased
Goldman, Sachs & Co.	200,000
SunTrust Capital Markets, Inc.	150,000
Lehman Brothers Inc.	125,000
Banc of America Securities LLC	5,000
Citigroup Global Markets Inc.	5,000
Credit Suisse Securities (USA) LLC	5,000
J.P. Morgan Securities Inc.	5,000
Morgan Stanley & Co. Incorporated	5,000

Total:	500,000

I-1

SCHEDULE II

Title of Securities:

5.853% Fixed-to-Floating Rate Normal PPS of SunTrust Preferred Capital I, guaranteed on a subordinated basis by SunTrust Banks, Inc. (Liquidation Amount $1,000 per security)

Number of Securities:

500,000

Initial Public Offering Price:

$1,000 per Normal PPS plus accumulated distributions, if any, from the date of original issuance

Purchase Price by Underwriters:

$1,000 per Normal PPS plus accumulated distributions, if any, from the date of original issuance

Underwriters’ Compensation:

$15 per Normal PPS

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

Stated Amount of Trust Common Securities:

$1,000,000

Declaration of Trust:

Amended and Restated Declaration of Trust, to be entered into on or before the Closing Date, among SunTrust Banks, Inc., as Sponsor, U.S. Bank National Association, as Property Trustee, U.S. Bank Trust National Association, as Delaware Trustee, Raymond D. Fortin, Jerome T. Lienhard, II and Kenneth R. Houghton, as Administrative Trustees, and the registered holders from time to time of the PPS and the Trust Common Securities

II-1

Initial Assets of the Trust:

(i) $501,000,000 of SunTrust Banks, Inc.’s Remarketable Junior Subordinated Notes due 2042, to be issued pursuant to the Indenture referred to in the Underwriting Agreement to which this Schedule II is attached; and (ii) 5,010 Stock Purchase Contracts pursuant to the Stock Purchase Contract Agreement between the Trust and SunTrust Banks, Inc., referred to in the Underwriting Agreement to which this Schedule II is attached, pursuant to which the Trust is obligated to purchase and SunTrust Banks, Inc. is obligated to sell 5,010 shares of SunTrust Banks, Inc.’s Perpetual Preferred Stock, Series B, $100,000 liquidation preference per share.

Closing Date:

October 25, 2006; 10 A.M. (New York City time)

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street New York,

New York 10004

Address for Notices, etc.:

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attn: Registration Department

(a)	Free Writing Prospectuses listed pursuant to Section 5(B)(a)(iii):

Final term sheet, dated October 18, 2006, prepared and filed pursuant to Section 5(A)(a).

(b)	Additional Documents Incorporated by Reference:

None.

II-2

Schedule III

SUNTRUST BANKS, INC./SUNTRUST PREFERRED CAPITAL I

October 18, 2006

FINAL TERM SHEET

500,000 PPS

SunTrust Preferred Capital I

5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed, as described in the prospectus, by

SunTrust Banks, Inc.

Issuer of PPS:	SunTrust Preferred Capital I (the “Trust”).

Issuer of Preferred Stock under Stock Purchase
Contract Agreement and Junior
Subordinated Notes and
Guarantor of PPS:	SunTrust Banks, Inc. (“SunTrust”)

Size:	500,000 Normal PPS, liquidation amount $1,000 per security and $500,000,000 in the aggregate. The 500,000 Normal PPS, together with the $1,000,000 of Trust Common Securities to be purchased by SunTrust, correspond to:

•      5,010 Stock Purchase Contracts, stated amount $100,000 per Stock Purchase Contract and $501,000,000 in the aggregate (obligating the Trust to purchase on the Stock Purchase Date 5,010 shares of Preferred Stock with an aggregate liquidation preference of $501,000,000), and

• $501,000,000 initial principal amount of Junior Subordinated Notes.

Distributions on PPS:	Normal PPS: Payable on each Regular Distribution Date:

•      from October 25, 2006 through the later of December 15, 2011 and the Stock Purchase Date, accruing at a rate equal to 5.853% per annum for each Distribution Period ending prior to such date, and thereafter accruing at an annual rate equal to the greater of (i) Three-Month LIBOR for such Distribution Period plus 0.645% and (ii) 4.000%; and

• on a cumulative basis for each Regular Distribution Date to and including the Stock Purchase Date and on a non-cumulative basis thereafter.

Stripped PPS: Payable on each Regular Distribution Date on or prior to the Stock Purchase Date:

• at the rate of 0.265% per annum, accruing for each Stripped PPS from the Regular Distribution Date immediately preceding its issuance; and

• on a cumulative basis.

Capital PPS: Payable on each Capital PPS Distribution Date prior to the Stock Purchase Date at the rate of 5.588% per annum, accruing for each Capital PPS from the Capital PPS Distribution Date immediately preceding its issuance.

Interest Rate on Junior
Subordinated Notes to the Remarketing
Settlement Date:	5.588% per annum, accruing from October 25, 2006.

Reset Caps on
Remarketing of Junior
Subordinated Notes:	The Fixed Rate Reset Cap will be the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Notes may be redeemed at SunTrust’s option in the event of a successful Remarketing, plus 350 basis points, or 3.500% per annum, and the Floating Rate Reset Cap will be 300 basis points, or 3.000% per annum.

Contract Payment Rate:	0.265% per annum, accruing from October 25, 2006.

Dividend Rate on the
Preferred Stock:	For any Dividend Period ending prior to December 15, 2011, 5.853% per annum.

For any Dividend Period ending after December 15, 2011, a rate per annum equal to the greater of (x) Three-Month LIBOR for the related Dividend Period plus 0.645% and (y) 4.000%.

Interest Rate on
SunTrust Bank Deposit
Pledged to Secure Stock
Purchase Contracts between Remarketing
Settlement Date and
Stock Purchase Date:	5.097% per annum.

Offering Price,
Proceeds before Expenses and Commissions to the
Underwriters:	Initial Public Offering Price: $1,000 per Normal PPS, $500,000,000 in the aggregate.

Proceeds before Expenses to SunTrust: $1,000 per Normal PPS, $500,000,000 in the aggregate.

Commissions to the Underwriters: $15 per Normal PPS, $7,500,000 in the aggregate.

Selected Dealer Allowance: Not applicable.

Trade Date:	October 18, 2006.

Settlement Date:	October 25, 2006.

SunTrust’s Estimated
Total Out-of-Pocket
Expenses, Excluding
Underwriting

Commissions:	$1,397,725.

Expected Net Proceeds to SunTrust from the
Offering, after Expenses and Underwriting
Commissions:	$491,102,275.

Capitalization of SunTrust
as of September 30, 2006
As Adjusted to Give Effect to the Offering
($ in millions):	Adjusted notes issued to trusts formed to issue trust preferred securities — $2,384,485; adjusted total long-term debt — $17,978,276; adjusted additional paid in capital — $6,729,450; adjusted treasury stock, at cost and other — $(946,036); adjusted total shareholders’ equity — $18,091,197; adjusted total long-term debt and shareholders’ equity — $36,069,473. The capitalization of SunTrust as of September 30, 2006 as adjusted to give effect to the offering reflects the application of the net proceeds from the offering to repurchase shares of SunTrust’s common stock pursuant to an accelerated share repurchase program.

This communication is intended for the sole use of the person to whom it is provided by us.

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

Terms are used in this term sheet with the meanings assigned to them in the prospectus subject to completion, dated October 18, 2006, included in the registration statement referred to above.

ANNEX II

Pursuant to Section 6(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s Quarterly Report(s) on Form 10-Q covering periods after the latest full fiscal year and incorporated by reference into the Prospectus as indicated in their reports thereon, copies of which have been furnished to the Underwriters; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and/or included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s Quarterly Report(s) on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination or audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination or audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.